UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2014

Walker & Dunlop, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-35000	80-0629925
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7501 Wisconsin Avenue Suite 1200E Bethesda, MD		20814
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (301) 215-5500

Not applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

This Form 8-K is being filed solely for the purpose of filing Exhibit 5.1, the opinion of Hogan Lovells US LLP (“Hogan Lovells”) regarding the legality of certain shares of common stock, par value $0.01, of Walker & Dunlop, Inc. (the “Company”), and Exhibit 23.1, the consent of Hogan Lovells. Such shares were sold by FIF V WD LLC, FCOF UB Investments LLC, FCOF II UB Investments LLC, FTS SIP LP, FCO MA II UB Securities LLC and FCO MA LSS LP (collectively, the “Selling Shareholders”) pursuant to the exercise on November 24, 2014 of a 30-day option to purchase up to an additional 300,000 shares granted to Morgan Stanley & Co. LLC (the “Underwriter”), pursuant to an Underwriting Agreement by and among the Company, the Selling Shareholders and the Underwriter, dated as of November 20, 2014. The Company will not receive any proceeds from the sale of the common stock by the Selling Shareholders in this offering.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the common shares

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALKER & DUNLOP, INC.
(Registrant)

Date: November 25, 2014	By:	/s/ Richard M. Lucas
		Name:	Richard M. Lucas
		Title:	Executive Vice President,
General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the common shares

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)